UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 20, 2023

BuzzFeed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39877	85-3022075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

229 West 43rd Street
New York, New York 10036
(Address of registrant’s principal executive offices, and zip code)
(646) 397-2039
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BZFD	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BZFDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.
On April 20, 2023, BuzzFeed, Inc. (the “Company”), announced plans to reduce expenses by implementing an approximately 15 percent reduction in the current workforce. A copy of a corporate communication shared internally is attached as Exhibit 99.1 to this report.
The reduction in workforce plan is part of a broader strategic reprioritization across the Company in order to accelerate revenue growth and improve upon profitability and cash flow. The Company expects to substantially complete the reduction in workforce plan by the end of the second quarter of 2023.
Where required, worker adjustment and retraining notification ("WARN") shall be given. In addition, all eligible employees shall be offered severance benefits in exchange for the execution of a separation and release agreement.
In connection with the workforce reduction, senior executives subject to the Company's Change in Control and Severance Plan will receive severance in accordance therewith, contingent on their execution of a separation and release agreement.
The Company expects to recognize restructuring charges in connection with the workforce reduction plan, including the cost of providing, where required, WARN notice, and severance, including outplacement services and benefits continuation. We estimate that the foregoing charges will range between $7 million to $11 million, and we expect the charges will be recognized primarily in the second quarter of 2023, with the majority of such charges anticipated to be paid by the end of the third quarter of 2023. The substantial majority of these charges will result in cash expenditures.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Departure of Chief Operating Officer of BuzzFeed, Inc. and Chief Executive Officer of Complex Networks
On April 20, 2023, the Company announced that Christian Baesler will be departing the Company, effective April 28, 2023, in order to pursue other opportunities outside of the Company.
Subsequently, the Company's President, Marcela Martin, who joined the Company in August 2022, will assume responsibility for all revenue functions.
Item 2.02 Results of Operations and Financial Condition.
The Company expects to announce revenue and Adjusted EBITDA for the quarter ended March 31, 2023 in line with the outlook provided on the Company's fourth quarter 2022 earnings conference call on March 13, 2023. As previously announced, the Company is scheduled to report its first quarter 2023 financial results on Tuesday, May 9, 2023.
The information included under Item 2.02 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Forward-Looking Statements Disclaimer
The disclosure contained in this current report contains forward-looking statements, including statements concerning the expected timing, charges and costs associated with the planned workforce reductions. These forward-looking statements are based on the Company’s current expectations and inherently involve risks and uncertainties. The actual timing, charges and costs could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. Factors that could cause actual results to differ materially from the statements included in this current report include difficulties encountered in implementing the planned workforce reductions such as litigation or other claims arising out of the reduction. Further information on potential factors that could affect the Company’s business and financial results are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The following Exhibits are filed as part of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Corporate Communication dated April 20, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 20, 2023
BuzzFeed, Inc.

		By:	/s/ Felicia DellaFortuna
Name: Felicia DellaFortuna
Title: Chief Financial Officer